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                                                               Exhibit 99.(j)(1)

            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use and incorporation by reference of our reports dated December 17, 2007 on the financial statements of the RiverSource International Aggressive Growth Fund, RiverSource International Equity Fund, RiverSource International Select Value Fund and RiverSource International Small Cap Fund of the RiverSource International Managers Series, Inc., included in the Annual Reports for the year ended October 31, 2007, as filed with the Securities and Exchange Commission in Post-Effective Amendment No. 16 to the Registration Statement (Form N-1A, No. 333-64010) of the RiverSource International Managers Series, Inc.


                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
December 19, 2007